PURE Bioscience Reports Q1 2017 Financial Results

Updates Growing Sales of SDC-Based PURE® Hard Surface Disinfectant, and

Status of PURE Control® as a Food Safety Solution for Fresh Produce and Raw Poultry

SAN DIEGO (Dec. 14, 2016) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal first quarter ended October 31, 2016.

Summary of Results of Operations

Revenues for the fiscal first quarter ended October 31, 2016 increased 186% to $531,000 compared with prior first quarter revenues of $186,000. Core food safety revenues for the first quarter increased 902% as compared with food safety revenues in the first quarter ended 2015, validating the accelerating momentum of PURE’s focused food safety strategy. Gross margin declined to 50% during the first quarter of fiscal 2017 as compared with 71% during the same period in fiscal 2016. The decrease in gross margin percentage was primarily attributable to the sale of lower margin formulations and packaging configurations of our products during the quarter ended October 31, 2016 as compared with the prior period. Total operating costs and expenses, excluding cost of goods sold and share-based compensation, for the first quarter ended of 2016 and 2015, were $1.6 million and $1.3 million, respectively. The first quarter net loss, excluding non-cash derivative expense was ($1.6) million compared with ($1.9) million for fiscal first quarter in 2015.

Fiscal Q1 Review

●	Two national restaurant chains (including Chipotle Mexican Grill) adopted PURE® Hard Surface disinfectant as a food safety solution;

●	Four leading produce processors conducted use trials for FDA approved PURE Control® to eliminate pathogens, including Salmonella, E. coli and Listeria, in processed produce sold to consumers.

Hank R. Lambert, Chief Executive Officer, said that, “We look forward to calendar 2017 as our breakout year. We are delighted to have started fiscal 2017 with meaningful and growing sales, validating our food safety solutions strategy to commercialize products which reduce the risks of food contamination and foodborne illness outbreaks.

“For the first time Q1 sales of PURE Hard Surface® disinfectant exceeded $500,000. These sales included Chipotle’s initial stocking order. As a result of Chipotle’s adoption of PURE Hard Surface, we are seeing growing restaurant sales opportunities to combat pathogens, especially Norovirus. We also have restaurant chains referring us to their suppliers, in order to enhance the food safety of their supply chains.

Lambert continued, “Ongoing validation and optimization testing of PURE® Control by four produce processors continues to show meaningful pathogen reductions. We are optimistic that we will receive our first PURE Control order from a produce processor in calendar Q1. We continue to make progress on obtaining regulatory approval for use of PURE Control in poultry on-line reprocessing, with FDA and USDA approvals expected during calendar Q2. It is our goal to achieve at least 10% penetration of the combined +$650 million US processing aid market opportunity for produce and poultry,” concluded Lambert.

2017 Q1 Financial Results Conference Call

The Company will host an investor conference call today, December 14, 2016 at 1:30pm PST (4:30pm EST).

The Participant Dial-In Number for the conference call is 1-631-891-4304. Participants should dial in to the call at least five minutes before 1:30pm PST (4:30pm EST) on December 14, 2016. The call can also be accessed “live” online at http://public.viavid.com/index.php?id=122082.

A replay of the recorded call will be available for 90 days on the Company’s website (http://www.purebio.com/investors/events-presentations/). You can also listen to a replay of the call by dialing 1-844-512-2921 (international participants dial 1-412-317-6671) starting December 14, 2016, at 7:30pm EST through December 21, 2016 at 11:59 pm EST. Please use PIN Number 10002105.

About PURE Bioscience, Inc.

PURE Bioscience, Inc. is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena — providing solutions to the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented stabilized ionic silver, and our initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent, which offers 24-hour residual protection and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and it mitigates bacterial resistance. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing and to expand its use in OLR poultry processing; competitive factors; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2016, its Form 10-Q for the first quarter ended October 31, 2016. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contacts:
Hank Lambert, CEO PURE Bioscience, Inc. 619-596-8600 ext.103 hlambert@purebio.com	Terri MacInnis, VP of IR Bibicoff + MacInnis, Inc. 818-379-8500 terri@bibimac.com	Tom Hemingway Redwood Investment Group 714-978-4425 tomh@redwoodfin.com

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	October 31, 2016	July 31, 2016
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$4,064,000	$5,194,000
Accounts receivable	146,000	263,000
Inventories, net	348,000	350,000
Restricted cash	75,000	75,000
Prepaid expenses	331,000	260,000
Total current assets	4,964,000	6,142,000
Property, plant and equipment, net	495,000	440,000
Patents, net	943,000	980,000
Total assets	$6,402,000	$7,562,000
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$654,000	$479,000
Restructuring liability	34,000	39,000
Accrued liabilities	193,000	216,000
Derivative liabilities	1,961,000	1,802,000
Total current liabilities	2,842,000	2,536,000
Deferred rent	3,000	3,000
Total liabilities	2,845,000	2,539,000
Commitments and contingencies (See Note 6)
Stockholders’ equity
Preferred stock, $0.01 par value:5,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value:100,000,000 shares authorized,64,823,917 shares issued and outstanding at October 31, 2016 and July 31, 2016	649,000	649,000
Additional paid-in capital	107,870,000	107,593,000
Accumulated deficit	(104,962,000)	(103,219,000)
Total stockholders’ equity	3,557,000	5,023,000
Total liabilities and stockholders’ equity	$6,402,000	$7,562,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended
	October 31,
	2016	2015
Net product sales	$531,000	$186,000
Operating costs and expenses
Cost of goods sold	265,000	54,000
Selling, general and administrative	1,337,000	1,086,000
Research and development	248,000	236,000
Share-based compensation	278,000	672,000
Total operating costs and expenses	2,128,000	2,048,000
Loss from operations	(1,597,000)	(1,862,000)
Other income (expense)
Fair value of derivative liabilities in excess of proceeds	—	(1,008,000)
Change in derivative liabilities	(159,000)	43,000
Interest expense, net	(1,000)	(2,000)
Other income, net	14,000	9,000
Total other expense	(146,000)	(958,000)
Net loss	$(1,743,000)	$(2,820,000)
Basic and diluted net loss per share	$(0.03)	$(0.07)
Shares used in computing basic and diluted net loss per share	64,823,917	43,019,329

PURE Bioscience, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended
	October 31,
	2016	2015
Operating activities
Net loss	$(1,743,000)	$(2,820,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	278,000	672,000
Amortization of stock issued for services	36,000	55,000
Fair value of derivative liabilities in excess of proceeds	—	1,008,000
Depreciation and amortization	65,000	51,000
Change in fair value of derivative liabilities	159,000	(43,000)
Changes in operating assets and liabilities:
Accounts receivable	117,000	96,000
Inventories	2,000	(12,000)
Prepaid expenses	(108,000)	(18,000)
Accounts payable and accrued liabilities	147,000	(250,000)
Deferred rent	—	(1,000)
Net cash used in operating activities	(1,047,000)	(1,262,000)
Investing activities
Investment in patents	(7,000)	(4,000)
Purchase of property, plant and equipment	(76,000)	—
Net cash used in investing activities	(83,000)	(4,000)
Financing activities
Net proceeds from the sale of common stock	—	6,000,000
Net cash provided by financing activities	—	6,000,000
Net increase and decrease in cash and cash equivalents	(1,130,000)	4,734,000
Cash and cash equivalents at beginning of period	5,194,000	1,321,000
Cash and cash equivalents at end of period	$4,064,000	$6,055,000
Supplemental disclosure of cash flow information
Cash paid for taxes	$2,000	$2,000